Exhibit 99.1

Source: Aris Water Solutions, Inc.

March 6, 2023

Aris Water Solutions, Inc. Reports Fourth Quarter and Full Year 2022 Results and Provides 2023 Guidance

HOUSTON, Texas, March 6, 2023 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”, “Aris Water” or the “Company”) today announced financial and operating results for the fourth quarter and year ended December 31, 2022.

●	Total water volumes of approximately 1.31 million barrels per day for the fourth quarter of 2022, growing 20% versus the fourth quarter of 2021. For the full year of 2022, total water volumes grew 36% versus the full year of 2021.
●	Recycled Produced Water volumes of approximately 283 thousand barrels per day in the fourth quarter of 2022, up 53% versus the fourth quarter of 2021. For the full year of 2022, Recycled Produced Water volumes were up 144% versus the full year of 2021.
●	Net income of $5.4 million for the fourth quarter of 2022, down 15% versus the fourth quarter of 2021. Adjusted Net Income[1] of $9.0 million for the fourth quarter of 2022, down 25% versus the fourth quarter of 2021. Adjusted EBITDA[1] of $36.1 million for the fourth quarter of 2022, up 1% versus the fourth quarter of 2021.
●	Net income of $4.8 million for the full year of 2022, up from a net loss of $7.0 million for the full year of 2021. Adjusted Net Income[1] of $44.1 million for the full year of 2022, up 68% versus the full year of 2021. Adjusted EBITDA[1] of $149.0 million for the full year of 2022, up 24% versus the full year of 2021.
●	Exceeded the 2022 Sustainability Performance Target (“SPT”) under the Company’s Sustainability Linked Notes. Greater than 70% of Aris’s water sold during 2022 was Recycled Produced Water, exceeding the SPT of 60%.

RECENT EVENTS

●	Announced that ExxonMobil joined Aris’s previously announced strategic agreement with Chevron U.S.A. Inc. (“Chevron”) and ConocoPhillips Company (“ConocoPhillips”) to develop and pilot cost effective technologies and processes to treat produced water for potential beneficial reuse opportunities.

1 Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and Adjusted Net Income and a reconciliation thereof to net income, the most directly comparable GAAP measure.

●	Successfully completed a long-term agricultural pilot conducted with Texas A&M which used treated produced water for irrigation of non-consumptive crops cotton and rye grass. The project also quantified and confirmed the significant potential for carbon sequestration in the rye grass, cotton, and their associated roots.
●	Announced the U.S. Department of Energy (“DOE”) and the National Alliance for Water Innovation (“NAWI”) selected Aris’s pilot project focused on the treatment of complex water to receive a federal funding grant.

“2022 represented another strong year for Aris as we continued our volume driven growth alongside our large, long-term contracted customers in the core of their premier Delaware Basin acreage. Despite weather related delays and continued inflationary pressure during the fourth quarter, we meaningfully increased our Produced Water Handling volumes and expanded our Adjusted Operating Margins versus the third quarter,” stated Amanda Brock, Chief Executive Officer of Aris. “Our business has grown more than 20% annually supported by our customers’ sustained upstream investments, and their accelerated adoption of our proven, sustainable reuse solutions. While cost headwinds attributable to inflationary pressures, supply chain constraints, and our rapid pace of growth impacted margins in 2022, we are focused on continuing to drive costs down to maintain our positive margin momentum coming out of the fourth quarter. As our customers increase their demand for secure takeaway on our system, we are also making prudent investments to grow our infrastructure network and volumes while realizing identified efficiencies across our system over the course of 2023.

As we look forward this year, we are accelerating our work on piloting and developing proprietary technologies to support water sustainability in the Permian Basin. We continue to lead collaborative industry efforts to identify produced water treatment solutions for use not only within the oil and gas industry but also in other verticals. We are particularly excited about the progress we have made in using treated produced water for non-consumptive agriculture.”

OPERATIONS UPDATE

For the fourth quarter of 2022, the Company handled 1.31 million barrels of water per day of total volumes, up approximately 20% from 1.09 million barrels of water per day for the fourth quarter of 2021. Recycled Produced Water volumes were 283 thousand barrels of water per day for the fourth quarter of 2022, up approximately 53% from 185 thousand barrels of water per day for the fourth quarter of 2021.

For the year of 2022, the Company handled 1.28 million barrels of water per day of total volumes, up approximately 36% from 947 thousand barrels of water per day for the year of 2021. Recycled Produced Water volumes were 300 thousand barrels per day for the year of 2022, up approximately 144% from 123 thousand barrels per day in 2021. The Company’s volume growth was primarily driven by increased production activity from its long-term contracted customers, the addition of new long-term contracted customers, and continued expansion and adoption of our Recycled Produced Water solutions.

FINANCIAL UPDATE

Net income was $5.4 million for the fourth quarter of 2022 versus net income of $6.4 million in the fourth quarter of 2021. Adjusted Net Income1 was $9.0 million for the fourth quarter of 2022 versus $12.0 million for the fourth quarter of 2021.

Net income was $4.8 million for the year of 2022, versus a net loss of $7.0 million for the year of 2021. Adjusted Net Income1 was $44.1 million for the year of 2022 versus $26.2 million for the year of 2021.

Adjusted EBITDA1 was $36.1 million for the fourth quarter of 2022 versus $35.7 million in the fourth quarter of 2021, an increase of approximately 1%. Adjusted EBITDA1 was $149.0 million for the year of 2022 versus $120.5 million for the year of 2021, an increase of approximately 24%.

The Company had gross margin per barrel of $0.22 per barrel for the fourth quarter of 2022 versus $0.27 per barrel in the fourth quarter of 2021 and $0.23 per barrel for the third quarter of 2022. The Company had Adjusted Operating Margin per barrel2 of $0.37 per barrel for the fourth quarter of 2022, versus $0.43 per barrel in the fourth quarter of 2021 and $0.36 per barrel for the third quarter of 2022. Gross margin per barrel for the year of 2022 was $0.24 per barrel versus $0.22 per barrel for the year of 2021. Adjusted Operating Margin per barrel2 for the year of 2022 was $0.39 per barrel versus $0.41 per barrel for the year of 2021.

While Adjusted Operating Margins improved sequentially in the fourth quarter of 2022, operating margins for the year were negatively impacted by inflationary cost pressures and inefficiencies in water sourcing related to the rapid expansion of reuse operations necessitating increased diesel fuel costs and rental equipment.

Fourth quarter 2022 property, plant, and equipment expenditures totaled $49.5 million versus $11.9 million in the fourth quarter of 2021. Full year 2022 property, plant, and equipment expenditures totaled $146.5 million versus $74.7 million for the full year of 2021, in line with previously communicated expectations.

STRONG BALANCE SHEET AND LIQUIDITY

As of December 31, 2022, the Company had approximately $1.1 million in cash and an available revolving credit facility of approximately $165.0 million for a total available liquidity of approximately $166.1 million. In the fourth quarter of 2022, the Company utilized its revolving credit facility to fund working capital needs and growth capital investments. As of December 31, 2022, the Company’s leverage ratio was 3.0X, the midpoint of our target leverage range of 2.5-3.5X.3

FIRST QUARTER 2023 DIVIDEND

On March 3, 2023, Aris’s Board of Directors declared a dividend on its Class A common stock for the first quarter of 2023 of $0.09 per share. In conjunction with the dividend payment, a distribution of $0.09 per unit will be paid to unit holders of Solaris Midstream Holdings, LLC. The dividend will be paid on March 29, 2023, to holders of record of the Company’s Class A

2 Adjusted Operating Margin per Barrel is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Defined as net debt as of 12/31/2022 divided by annualized 4Q2022 Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents.

common stock as of the close of business on March 17, 2023. The distribution to unit holders of Solaris Midstream Holdings, LLC will be subject to the same payment and record dates.

FIRST QUARTER AND FULL YEAR 2023 OPERATING AND FINANCIAL OUTLOOK

●	For the first quarter of 2023, the Company expects:
o	Produced Water Handling Volumes of between 925 and 935 thousand barrels of water per day
o	Water Solutions Volumes of between 360 and 370 thousand barrels of water per day
o	Adjusted Operating Margins between $0.36 and $0.39 per barrel of Total Volumes[4]
o	Adjusted EBITDA between $33.0 and $35.0 million[4]
o	Capital Expenditures between $45.0 and $55.0 million[5]
●	For the full year of 2023, the Company expects:
o	Produced Water Handling Volumes of between 1.01 million and 1.04 million barrels of water per day
o	Water Solutions Volumes of between 375 and 395 thousand barrels of water per day
o	Adjusted Operating Margins between $0.38 and $0.41 per barrel of Total Volumes[4]
o	Adjusted EBITDA between $150.0 and $170.0 million[4]
o	Capital Expenditures between $140.0 and $155.0 million[5] including:
◾	$110-120 million of growth capital
◾	$16-18 million of system optimization and operating cost reduction capital
◾	$11-13 million of asset integrity and maintenance capital
◾	$3-4 million of non-recurring accounting software implementation, SOX compliance, office space and other expenditures

“In 2023, we are forecasting continued strong year-over-year volume growth of 15% - 20% in our core Produced Water Handling business,” said Amanda Brock. “While the rate of completions on our acreage has moderated, leading to a slightly lower outlook for Water Solutions this year, we are continuing to grow our Produced Water volumes in line with overall basin oil production growth. In order to capture these increasing Produced Water volumes, we will invest in growth capital, although we expect our spending on growth projects to be down versus last year. The balance of our capital spend is designed to drive operating cost improvements and position our Company for sustained growth in 2024 and beyond.”

“We made sequential progress on our margins at the end of 2022 and anticipate margins will continue to improve over the course of 2023 as we connect our newer recycling facilities to line power and drive other cost efficiencies on our system. While we have been a volume-driven growth company since inception, we remain selective as we evaluate new growth opportunities and work towards becoming free cash flow positive,” Ms. Brock concluded.

4 Adjusted EBITDA and Adjusted Operating Margins are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and Adjusted Operating Margins per Barrel.

5 Calculated on capital costs incurred during the period, excluding the impact of working capital.

CONFERENCE CALL

Aris will host a conference call to discuss its fourth quarter and full year 2022 results on Tuesday, March 7, 2023, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

Participants should call (877) 407-5792 and refer to Aris Water Solutions, Inc. when dialing in. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.ariswater.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately fourteen days. The replay can be accessed by dialing (877) 660-6853 within the United States or (201) 612-7415 outside of the United States. The access code is 13736196.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding the Company’s business strategy, its industry, its future profitability and our projected guidance for 2023, the various risks and uncertainties associated with the extraordinary inflationary environment and impacts resulting from the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and the Company’s future business and financial performance and our ability to identify strategic acquisitions and realize benefits therefrom. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “outlook,” “expect,” “continue,” “will,” “intend,” “plan,” “targets,” “believe,” “forecast,” “future,” “potential,” “may,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements, including our projected guidance for 2023. Factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the risk factors discussed or referenced in its filings made from time to time with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended		Year Ended
per share amounts)	December 31,		December 31,
	2022	2021	2022	2021
Revenue
Produced Water Handling	$41,061	$27,118	$151,360	$98,486
Produced Water Handling—Affiliates	24,023	24,382	93,107	86,598
Water Solutions	13,928	13,297	60,672	25,121
Water Solutions—Affiliates	3,516	2,182	15,156	19,046
Other Revenue	342	—	706	—
Total Revenue	82,870	66,979	321,001	229,251
Cost of Revenue
Direct Operating Costs	38,143	24,211	139,480	90,914
Depreciation, Amortization and Accretion	17,800	15,217	67,524	60,767
Total Cost of Revenue	55,943	39,428	207,004	151,681
Operating Costs and Expenses
Abandoned Well Costs	1,134	1,103	15,771	28,505
General and Administrative	11,890	12,026	45,220	27,266
Impairment of Long-Lived Assets	—	—	15,597	—
Research and Development Expense	161	—	691	—
Other Operating Expense	396	67	2,212	2,657
Total Operating Expenses	13,581	13,196	79,491	58,428
Operating Income	13,346	14,355	34,506	19,142
Other Expense
Interest Expense, Net	7,322	7,618	29,185	25,473
Other	—	—	—	380
Total Other Expense	7,322	7,618	29,185	25,853
Income (Loss) Before Income Taxes	6,024	6,737	5,321	(6,711)
Income Tax Expense	605	379	524	298
Net Income (Loss)	5,419	6,358	4,797	(7,009)
Equity Accretion and Dividend—Redeemable Preferred Units	—	—	—	21
Net Income (Loss) Attributable to Stockholders'/Members' Equity	5,419	6,358	4,797	(6,988)
Net Income (Loss) Equity Accretion and Dividend Prior to IPO	—	3,037	—	(10,309)
Net Income (Loss) Attributable to Noncontrolling Interests	3,590	2,209	3,097	2,209
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$1,829	$1,112	$1,700	$1,112

Net Income (Loss) Per Share of Class A Common Stock
Basic	$0.06	$0.05	$0.04	$0.05
Diluted	$0.06	$0.05	$0.04	$0.05
Weighted Average Shares of Class A Common Stock Outstanding
Basic	27,946,505	20,888,675	24,070,934	20,888,675
Diluted	28,051,871	20,888,675	24,146,215	20,888,675

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	December 31,
	2022	2021
Assets
Cash	$1,122	$60,055
Accounts Receivable, Net	81,683	41,973
Accounts Receivable from Affiliates	46,029	20,191
Other Receivables	4,354	4,126
Prepaids and Deposits	5,805	6,043
Total Current Assets	138,993	132,388
Fixed Assets
Property, Plant and Equipment	907,784	700,756
Accumulated Depreciation	(88,681)	(67,749)
Total Property, Plant and Equipment, Net	819,103	633,007
Intangible Assets, Net	269,845	304,930
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	30,424	19,933
Right-of-Use Assets	9,135	—
Other Assets	1,281	1,850
Total Assets	$1,303,366	$1,126,693
Liabilities and Stockholders' Equity
Accounts Payable	$22,982	$7,082
Payables to Affiliates	3,021	1,499
Accrued and Other Current Liabilities	65,411	40,464
Total Current Liabilities	91,414	49,045
Long-Term Debt, Net of Debt Issuance Costs	428,921	392,051
Asset Retirement Obligation	17,543	6,158
Tax Receivable Agreement Liability	97,980	75,564
Other Long-Term Liabilities	10,421	1,336
Total Liabilities	646,279	524,154
Commitments and Contingencies
Stockholders' Equity
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of December 31, 2022 and December 31, 2021	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 30,115,979 issued and 29,919,217 outstanding as of December 31, 2022; 21,858,022 issued and 21,847,831 outstanding as of December 31, 2021	300	218
Class B Common Stock $0.01 par value, 180,000,000 authorized, 27,575,519 issued and outstanding as of December 31, 2022; 31,716,104 issued and outstanding as of December 31, 2021	276	317
Treasury Stock (at Cost), 196,762 shares as of December 31, 2022; 10,191 shares as of December 31, 2021	(2,891)	(135)
Additional Paid-in-Capital	319,545	212,926
Accumulated Deficit	(7,722)	(457)
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	309,508	212,869
Noncontrolling Interests	347,579	389,670
Total Stockholders' Equity	657,087	602,539
Total Liabilities and Stockholders' Equity	$1,303,366	$1,126,693

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2022	2021	2022	2021
Cash Flow from Operating Activities
Net Income (Loss)	$5,419	$6,358	$4,797	$(7,009)
Adjustments to reconcile Net Income (Loss) to Net Cash provided by Operating Activities:
Depreciation, Amortization and Accretion	17,800	15,217	67,524	60,767
Deferred Income Tax Expense	562	379	466	379
Stock-Based Compensation	2,900	1,586	12,034	1,586
Impairment of Long-Lived Assets	—	—	15,597	—
Abandoned Well Costs	1,134	1,103	15,771	28,505
Loss (Gain) on Disposal of Asset, Net	(3)	50	478	275
Abandoned Projects	6	12	72	2,047
Amortization of Debt Issuance Costs, Net	580	553	2,143	1,873
Other	312	—	623	596
Changes in Operating Assets and Liabilities:
Accounts Receivable	(5,128)	(10,225)	(38,811)	(21,456)
Accounts Receivable from Affiliates	(20,257)	1,393	(25,838)	(8,653)
Other Receivables	1,301	133	(838)	364
Prepaids, Deposits and Other Current Assets	(3,977)	(4,694)	238	(2,178)
Accounts Payable	(1,330)	(4,987)	1,903	(8,271)
Payables to Affiliates	609	330	1,522	(385)
Deferred Revenue	—	(93)	14	(139)
Accrued Liabilities and Other	(6,900)	(5,489)	12,518	10,511
Net Cash Provided by Operating Activities	(6,972)	1,626	70,213	58,812

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(49,534)	(11,936)	(146,525)	(74,664)
Cash Paid for Asset Acquisitions	(1,747)	—	(5,100)	—
Proceeds from the Sale of Property, Plant and Equipment	7,259	—	14,700	—
Net Cash Used in Investing Activities	(44,022)	(11,936)	(136,925)	(74,664)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(5,308)	(213,186)	(24,465)	(213,186)
Repurchase of Shares	(2,756)	(135)	(2,756)	(135)
Proceeds from Credit Facility	35,000	—	35,000	—
Repayment of Credit Facility	—	—	—	(297,000)
Proceeds from issuance of Class A Common Stock sold in Initial Public Offering, Net of Underwriting Discounts and Commissions	—	249,355	—	249,355
Payment of Issuance Costs of Class A Common Stock	—	(2,058)	—	(2,913)
Proceeds from Senior-Sustainability Linked Notes	—	—	—	400,000
Payments of Financing Costs Related to Issuance of Senior- Sustainability Linked Notes	—	—	—	(9,352)
Redemption of Redeemable Preferred Units	—	—	—	(74,357)
Payments of Financing Costs Related to Credit Facility	—	—	—	(1,442)
Members' Contributions	—	—	—	5
Net Cash Provided by Financing Activities	26,936	33,976	7,779	50,975

Net (Decrease) Increase in Cash	(24,058)	23,666	(58,933)	35,123
Cash, Beginning of Period	25,180	36,389	60,055	24,932
Cash, End of Period	$1,122	$60,055	$1,122	$60,055

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs; asset impairments and abandoned project charges; losses on the sale and/or exchange of assets; transaction costs; loss on debt modification; stock-based compensation expense; research and development expense; and non-recurring or unusual expenses or charges (including temporary power costs), less any gains on sale and/or exchange of assets.

The Company calculates Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion and temporary power costs. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes.

The Company calculates Adjusted Net Income as Net Income (Loss) Attributable to Stockholders’/Members’ Equity plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items. The Company calculated Diluted Adjusted Net Income Per Share as (i) Adjusted Net Income (Loss) Attributable to Stockholder’s Equity plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically noncash and/or nonrecurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

For the quarter ended December 31, 2022, the Company calculates its leverage ratio as net debt as of December 31, 2022, divided by annualized 4Q 2022 Adjusted EBITDA. Net debt is calculated as the principal amount of total debt outstanding as of December 31, 2022, less cash and cash equivalents as of December 31, 2022.

The Company believes these presentations are used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, and Adjusted Net Income are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss) or gross margin. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income or cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA and Adjusted Operating Margin per Barrel, we are not able to forecast their most directly comparable measures (net income and gross margin) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking non-GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
(thousands of barrels of water per day)
Produced Water Handling Volumes	940	750	905	873	707
Water Solutions Volumes
Recycled Produced Water Volumes Sold	283	185	345	300	123
Groundwater Volumes Sold	82	107	166	105	73
Groundwater Volumes Transferred (1)	—	50	—	6	44
Total Water Solutions Volumes	365	342	511	411	240
Total Volumes	1,305	1,092	1,416	1,284	947

Per Barrel Operating Metrics (2)
Produced Water Handling Revenue/Barrel	$0.75	$0.75	$0.77	$0.77	$0.72
Water Solutions Revenue/Barrel	$0.52	$0.49	$0.55	$0.51	$0.50
Revenue/Barrel of Total Volumes	$0.69	$0.67	$0.69	$0.68	$0.66
Direct Operating Costs/Barrel	$0.32	$0.24	$0.34	$0.30	$0.26
Gross Margin/Barrel	$0.22	$0.27	$0.23	$0.24	$0.22
Adjusted Operating Margin/Barrel	$0.37	$0.43	$0.36	$0.39	$0.41
(1) The Groundwater Transfer assets were sold in Q1 2022.
(2) Per barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss)	$5,419	$6,358	$4,797	$(7,009)
Interest Expense, Net	7,322	7,618	29,185	25,473
Income Tax Expense	605	379	524	298
Depreciation, Amortization and Accretion	17,800	15,217	67,524	60,767
Abandoned Well Costs	1,134	1,103	15,771	28,505
Impairment of Long-Lived Assets	—	—	15,597	—
Stock-Based Compensation	2,900	1,586	12,034	1,586
Abandoned Projects	6	12	72	2,047
(Gain) Loss on Disposal of Asset, Net	(3)	50	478	275
Transaction Costs	251	5	1,520	335
Research and Development Expense	161	—	691	—
Temporary Power Costs	—	—	—	4,253
Loss on Debt Modification	—	—	—	380
IPO Transaction Bonus	—	3,367	—	3,367
Severance and Other	483	—	808	221
Adjusted EBITDA	$36,078	$35,695	$149,001	$120,498

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2022	2021	2022	2021
Total Revenue	$82,870	$66,979	$321,001	$229,251
Cost of Revenue	(55,943)	(39,428)	(207,004)	(151,681)
Gross Margin	26,927	27,551	113,997	77,570
Depreciation, Amortization and Accretion	17,800	15,217	67,524	60,767
Temporary Power Costs	—	—	—	4,253
Adjusted Operating Margin	$44,727	$42,768	$181,521	$142,590
Total Volumes (Thousands of BBLs)	120,086	100,528	468,401	345,576
Adjusted Operating Margin/BBL	$0.37	$0.43	$0.39	$0.41

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss)	$5,419	$6,358	$4,797	$(7,009)
Adjusted items:
Impairment of Long-Lived Assets	—	—	15,597	—
Abandoned Well Costs	1,134	1,103	15,771	28,505
(Gain) Loss on Disposal of Asset, Net	(3)	50	478	275
Stock-Based Compensation	2,900	1,586	12,034	1,586
IPO Bonus	—	3,367	—	3,367
Tax Effect of Adjusting Items (1)	(420)	(488)	(4,577)	(488)
Adjusted Net Income	$9,030	$11,976	$44,100	$26,236

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2022	2022
Diluted Net Income (Loss) Per Share of Class A Common Stock	$0.06	$0.04
Adjusted items:
Reallocation of Net Income (Loss) Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.03	0.01
Impairment of Long-Lived Assets	-	0.28
Abandoned Well Costs	0.02	0.29
(Gain) Loss on Disposal of Asset, Net	-	0.01
Stock-Based Compensation	0.05	0.22
Tax Effect of Adjusting Items (1)	(0.01)	(0.08)
Diluted Adjusted Net Income Per Share	$0.15	$0.77

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates

Diluted Weighted Average Shares of Class A Common Stock Outstanding	28,051,871	24,146,215
Adjusted Items:
Assumed Redemption of LLC Interests	29,271,745	30,929,045
Dilutive Performance-Based Stock Units (2)	-	-
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	57,323,616	55,075,260

(2) Dilutive impact of Performance-Based Stock Units already included for the three-months and year ended December 31, 2022

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
December 31,
(in thousands)	2022

Principal Amount of Debt at December 31, 2022	$435,000
Less: Cash at December 31, 2022	(1,122)
Net Debt	$433,878

Adjusted EBITDA for the Three Months Ended December 31, 2022	$36,078
x 4 Quarters	x 4
Annualized Adjusted EBITDA	$144,312

Net Debt	$433,878
÷ Annualized Adjusted EBITDA	$144,312
Leverage Ratio	3.01